As filed with the Securities and Exchange Commission on February 20, 2020

Registration No. 333-228167

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales (Registered Number 08354954)	98-0619597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Brook Street, London,

England, W1S 1BG

+44 20 3300 2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Turcotte

Senior Vice President, General Counsel and Corporate Secretary

Noble Corporation plc

13135 South Dairy Ashford

Sugar Land, Texas 77478

(281) 276-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David L. Emmons

Natasha S. Khan

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Ordinary Shares, nominal value $0.01 per share
Preference Shares
New Ordinary Shares
Depositary Shares(3)
Warrants(4)
Share Purchase Contracts
Guarantees of Debt Securities(5)
Units comprising one or more classes of the above securities(6)
Total	$750,000,000	$97,350

(1)

There is being registered hereunder for sale by the registrant such indeterminate number or amount of the securities of each identified class as shall have an aggregate offering price not to exceed $750,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $750,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of securities as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in Ordinary Shares, nominal value $0.01 per share (the “Ordinary Shares”), preference shares or a new class of ordinary shares (referred to herein as “a new class of ordinary shares” or “new ordinary shares”) to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the Ordinary Shares, preference shares or new ordinary shares will be issued to the depositary under the deposit agreement.

(4)	The warrants covered by this Registration Statement may be warrants for debt securities, Ordinary Shares, preference shares or new ordinary shares.
(5)

One or more subsidiaries of Noble Corporation plc may guarantee debt securities. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.

(6)

Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or share purchase contracts, which may or may not be separable from one another.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-228167) of Noble Corporation plc (the “Registrant”) is being filed because the Registrant expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 because the worldwide market value of the Registrant’s outstanding Ordinary Shares held by non-affiliates is expected to be less than $700 million during the 60-day period preceding the date of such filing. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 for the purpose of adding disclosure in the Registration Statement required for a registrant other than a well-known seasoned issuer.

PROSPECTUS

NOBLE CORPORATION plc

$750,000,000

Debt Securities

Ordinary Shares

Preference Shares

New Ordinary Shares

Depositary Shares

Warrants

Share Purchase Contracts

Guarantees of Debt Securities

Units

From time to time, we may offer to sell debt securities, Ordinary Shares, preference shares, a new class of ordinary shares, warrants, share purchase contracts and guarantees, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares, warrants and share purchase contracts may be convertible into or exercisable or exchangeable for Ordinary Shares, new ordinary shares or preference shares or other securities of our company or debt or equity securities of one or more other entities. Ordinary Shares, preference shares and new ordinary shares may be offered either separately or represented by depositary shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Our Ordinary Shares trade on The New York Stock Exchange under the symbol “NE.”

Investing in these securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page  4 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2020.

i

About This Prospectus

As used in this prospectus and any prospectus supplement, unless we state otherwise or the context indicates otherwise, references to “Noble,” the “Company,” “we,” “us” or “our” refer to Noble Corporation plc and its subsidiaries. In the sections “Description of Debt Securities,” “Description of Ordinary Shares,” “Description of Preference Shares and New Ordinary Shares,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Share Purchase Contracts,” “Description of Guarantees” and “Description of Units,” references to “Noble,” the “Company,” “we,” “us” or “our” refer only to Noble Corporation plc and not to any of our subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering and the securities offered in that offering. The prospectus supplement and, if applicable, any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus, together with the additional information contained in the documents referred to under the “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” sections of this prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making any offer of securities in any jurisdiction where the offer is not permitted. For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority’s Prospectus Rules. The information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus provided in connection with an offering is accurate only as of the respective dates thereof or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus, an accompanying prospectus supplement or any free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information filed by us with the SEC are available at the Internet website maintained by the SEC at http://www.sec.gov and are also available free of charge at our website at www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Noble, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

Incorporation of Certain Information by Reference

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and our financial condition:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019 (the “2018 Form 10-K”);

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 2, 2019, the quarter ended June  30, 2019, filed with the SEC on August 2, 2019, and the quarter ended September 30, 2019, filed with the SEC on October 31, 2019;

•	the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2019, to the extent incorporated by reference in Part III of the 2018 Form 10-K;

•

our Current Reports on Form 8-K filed with the SEC on February 20, 2019 (only the first Form 8-K filed on such date), February  25, 2019, February 28, 2019, March  11, 2019, April 29, 2019, May 1, 2019 (only the first Form 8-K filed on such date), July  31, 2019, September  13, 2019, December  4, 2019, December  18, 2019, December  20, 2019 and February 12, 2020; and

•

the description of our Ordinary Shares contained in our Current Report on Form 8-K filed with the SEC on November 20, 2013, as we may update that description in any amendment, report or filing from time to time.

We also incorporate by reference into this prospectus any future filings made by Noble with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents Noble may file with the SEC after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement of which this prospectus is a part, until the completion or termination of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings as described below, through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available from us without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

William E. Turcotte

Noble Corporation plc

13135 S. Dairy Ashford Rd

Sugar Land, Texas 77478

(281) 276-6100

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this prospectus or any accompanying prospectus supplement, including those regarding rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, credit ratings, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, shipyard risks and timing, delays in mobilization of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor and spare parts, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing or results of acquisitions or dispositions, and timing for compliance with any new regulations, are forward-looking statements. When used in this prospectus or any accompanying prospectus supplement or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of the document in which they appear and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those referenced or described under “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

About Noble

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales, is a leading offshore drilling contractor for the oil and gas industry. We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. We focus on a balanced, high-specification fleet of floating and jackup rigs and the deployment of our drilling rigs in oil and gas basins around the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

The mobile offshore drilling units comprising our offshore rig fleet operate in a global market for contract drilling services and are often redeployed to different regions due to changing demands of our customers, which consist primarily of large, integrated, independent and government-owned or controlled oil and gas companies throughout the world. As of February 18, 2020, our fleet of 25 drilling rigs consisted of 12 floaters and 13 jackups.

Our principal executive office is located at 10 Brook Street, London W1S 1BG, England, United Kingdom, and our telephone number is +44 20 3300 2300. Our website is located at www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

Risk Factors

Investing in our securities involves significant risks. Before you invest in the securities we may offer pursuant to this prospectus, you should carefully consider the “Risk Factors” included in our most recent Annual Report on Form 10-K, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q, other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein and any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or principal of, any debt securities issued by us may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

Use of Proceeds

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital; and

•	repayment, refinancing or redemption of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Description of Debt Securities

The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Noble Corporation plc and will be senior, senior subordinated or subordinated debt. The unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee to be named in a prospectus supplement (the “senior debt indenture”). The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement (the “senior subordinated debt indenture”). The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement (the “subordinated debt indenture”).

If we issue any senior debt securities, senior subordinated debt securities or subordinated debt securities, we will file forms of the senior debt indenture, the senior subordinated debt indenture and the subordinated debt indenture, as applicable, by amendment to the registration statement of which this prospectus is a part. You should refer to the applicable indenture for more specific information.

Unless otherwise specified in a prospectus supplement, the senior debt securities will rank equally with each other and with all of our other senior and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus, which terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the person to whom any interest on a debt security shall be payable, if other than the person in whose name that debt security is registered on the regular record date;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable or the method of that determination or the right to defer any interest payments;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

•	the date or dates from which interest will accrue and the interest payment dates on which any such interest will be payable or the method by which the dates will be determined;

•	the regular record date for any interest payable on any interest payment date and the basis upon which interest will be calculated;

•	the place or places where the principal of and premium, if any, and any interest on the debt securities of the series will be payable;

•

the period or periods within which, the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or otherwise or at the option of the holders and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part;

•	the denominations in which any debt securities will be issuable;

•	the currency in which payment of principal of and premium, if any, and interest on debt securities of the series shall be payable, if other than U.S. dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•

if the principal of or premium, if any, or interest on any debt securities is to be payable, at our election or the election of the holders, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on such debt securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•

if other than the stated principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of the acceleration of the maturity of the debt securities or provable in bankruptcy;

•	the covenants with respect to the debt securities of the series, including any restrictive covenants;

•	the provisions dealing with defeasance of the debt securities of the series, including conditions or limitations to defeasance of the debt securities;

•

whether any of the debt securities are to be issuable in permanent global form and, if so, the depositary or depositaries for such global security and the terms and conditions, if any, upon which interests in such debt securities in global form may be exchanged, in whole or in part, for the individual debt securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the global security;

•	the appointment of any trustee, any authenticating or paying agents, transfer agent or registrars;

•	the terms of any guarantee of the payment of principal, interest and premium, if any, with respect to debt securities of the series;

•

the events of default with respect to the debt securities of the series and the right of the trustee or the holders to declare the principal, premium, if any, and interest with respect to the debt securities due and payable;

•	any applicable subordination provisions for any subordinated debt securities;

•

if the securities of the series are to be secured, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

•	any other terms of the debt securities.

The debt securities may be issued as discounted debt securities bearing no interest (or interest at a rate that at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

Description of Ordinary Shares

The following is a description of the rights of the Ordinary Shares and related provisions of our articles of association. This description is a summary only and does not purport to be complete. It is qualified in its entirety by, and should be read in conjunction with, the complete text of our articles of association, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of English law. In the following description, a “shareholder” is the person registered in the Company’s register of members as the holder of the applicable shares.

Share Capital

The Company’s capital stock consists of Ordinary Shares, each having a par value of $0.01. As of February 18, 2020, a total of 249,811,683 Ordinary Shares are allotted. The capital stock also consists of 50,000 deferred sterling shares. These sterling shares do not have any voting rights, any entitlement to dividends or any right to participate in any distribution on a winding up of the Company save that, after the return of the nominal value paid up or credited as paid up on every Ordinary Share in the capital of the Company and the distribution of £100,000,000 to each holder thereof, each deferred sterling share shall be entitled to £1.

All the Ordinary Shares issued and allotted are fully paid, duly authorized and validly issued.

Dividend Rights

Subject to the United Kingdom Companies Act 2006 (the “Companies Act”), our board of directors (our “board”), by ordinary resolution, may declare a dividend to be paid to the shareholders in accordance with their respective rights and interests in the Company and may fix the time for payment of such dividend. Our board may from time to time, subject to our articles of association, declare and pay (on any class of shares of any amounts and in any currency) dividends on its issued share capital only out of its “distributable reserves” on its statutory balance sheet, defined as its “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” The Company is not permitted to pay dividends out of share capital, which includes share premium. Realized reserves are determined in accordance with generally accepted accounting principles at the time the applicable accounts are prepared. The Company will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.

Subject to the Companies Act and all other applicable statutes, our board may also from time to time pay to the shareholders such interim dividends as appear to our board to be justified by the profits of the Company available for distribution and the position of the Company.

No dividend shall exceed the amount recommended by our board. There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares.

Our board may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid-up shares or debentures of any other company. Our articles of association also permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Ordinary Shares instead of cash, with respect to all or part of future dividends.

Each Ordinary Share ranks pari passu with all other shares in the capital of the Company for any dividend declared.

Except as otherwise provided by our articles of association or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid, but no amount paid on a share in advance of the date upon which a call is payable shall be treated as paid on the share. If a shareholder owes any money to the Company relating in any way to any class of Ordinary Shares, our board may deduct any of this money from any dividend on the applicable shares, or from other money payable by the Company in respect of these shares. Money deducted in this way may be used to pay the amount owed to the Company.

Unclaimed dividends and other amounts payable by the Company can be invested or otherwise used by directors for the benefit of the Company until they are claimed under English law. All dividends remaining unclaimed for a period of 12 years after they first became due for payment will be forfeited and cease to be owing to the shareholder.

Terms of Conversion

The Ordinary Shares are not convertible into any other security.

Subject to the provisions of the applicable statutes and to the rights of the Ordinary Shares, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of not less than 75% in nominal amount of the issued shares of the affected class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class (but not otherwise).

Redemption Provisions

The Ordinary Shares are not redeemable or liable to be redeemed at the option of the Company.

Voting Rights

Our articles of association provide that, at a general meeting of shareholders, any resolutions put to a vote must be decided on a poll.

Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, (ii) in the event of any non-compliance with any Statutory Notice (as defined under “—Voting in General Meetings” below) requiring disclosure of an interest in shares, (iii) in relation to resolutions proposed by shareholders without complying with our articles of association or (iv) where any shares are held by or on behalf of a subsidiary of the Company, every shareholder present at a general meeting in person or by proxy or by representative (in the case of a corporate shareholder) shall have one vote for each share of which he or she is the holder, proxy or representative. A shareholder entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes in the same way.

In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of any votes tendered by any other joint holders.

The Company may by ordinary resolution of its shareholders:

•	authorize its directors to increase its share capital by allotting new shares;

•	consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares; and

•	subdivide any of its shares into shares of a smaller nominal amount than its existing shares.

Voting in General Meetings

The quorum for a general meeting of shareholders is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the meeting, present in person or by proxy (i.e., any shares whose voting rights have been disenfranchised pursuant to the Companies Act shall be disregarded for the purposes of determining a quorum). However, the following matters require the presence of shareholders who together represent at least two-thirds of the voting rights of all the shareholders entitled to vote at a meeting:

•	the adoption of a resolution to remove a serving member of our board; and

•

the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel the provisions of our articles of association relating to (i) the quorum and voting requirements for general meetings of shareholders, (ii) the election and removal of directors and the size of our board, (iii) “fair price” protections in relation to business combinations and (iv) transactions with “interested shareholders.”

An annual general meeting shall be called by not less than 21 clear days’ notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings shall be called by not less than 21 clear days’ notice. The notice of meeting may also specify a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names shall determine the number of votes a person is entitled to cast at that meeting.

Under the Companies Act, “clear days” are calculated by excluding the day the notice is given and the day of the meeting. This calculation includes a 48-hour working day deemed delivery provision, where notice is deemed delivered 48 hours after postage. In calculating the period of hours, no account shall be taken of Sundays or bank holidays.

No shareholder shall, unless our board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company, unless all calls or other sums presently payable by them in respect of shares in the Company have been paid.

Where any holder of Ordinary Shares has been issued with a notice pursuant to Section 793 of the Companies Act (a “Statutory Notice”) and has failed in relation to any shares held by him or her (the “Default Shares”) to comply with the Statutory Notice within (i) 14 days (in the case where the Default Shares represent at least 0.25% of their class) or (ii) 28 days (in any other case) from the date of the Statutory Notice, then our board may service on such holder of Default Shares a notice (a “Disenfranchisement Notice”) following which that holder shall have no voting rights unless and until a notice to withdraw a Disenfranchisement Notice has been serviced on the holder or the Disenfranchisement Notice is otherwise deemed to have been withdrawn following receipt by the Company of the information required by the Statutory Notice.

A Statutory Notice allows a public company, if it knows or has reasonable cause to believe that a person has an interest in its shares, to issue a notice to that person requiring them to confirm or deny their interest and to disclose certain information about that interest.

An appointment of proxy (whether in hard copy form or electronic form) must be received by the Company not less than 48 hours before the time appointed for holding the meeting or the adjournment of the meeting at which the person named in the appointment of proxy proposes to vote and at such time as may be specified by our board in compliance with the provisions of the Companies Act.

Pursuant to the Companies Act, any Ordinary Shares held by or for the benefit of any of the Company’s subsidiaries will not have voting rights.

Classification of the Board of Directors

There is no classification of our board. All directors stand for election at each successive annual general meeting.

Liquidation Rights

Each Ordinary Share ranks pari passu with all other shares in the capital of the Company for any distribution made on a winding-up of the Company.

In the event of a voluntary winding-up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the laws of England and Wales or the rights of any other class of shares, divide among the shareholders in specie the whole or any part of the assets of the Company.

The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees of any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset that could subject him or her to a liability.

Pre-emption Rights

The Ordinary Shares are subject to statutory pre-emption rights. Under Section 549 of the Companies Act, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by the articles of association of a company pursuant to Section 551 of the Companies Act. In addition, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employee’s share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal (i.e., par) values of their holdings on the same or more favorable terms, unless a special resolution (i.e., 75% of votes cast) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which a further shareholder approval would be required to renew the exclusion). In this context, “equity securities” generally means shares other than shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution (and therefore includes the Ordinary Shares) and all rights to subscribe for or convert securities into such shares.

A shareholder resolution passed on April 26, 2019 authorizes our board to allot equity securities (including Ordinary Shares) or to grant rights to subscribe for or convert or exchange any security into shares up to an aggregate nominal amount of $830,000 and to exclude pre-emptive rights in respect of such issuances for the same period of time. Such authority will continue until the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on July 26, 2020) and thereafter it must be renewed by a vote of the shareholders.

The Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted stock made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Ordinary Shares must be paid pursuant to the Companies Act.

Liability to Further Calls

The shares are fully paid up and there is no liability to further calls. There are no sinking fund provisions relating to the Ordinary Shares in our articles of association.

Limitations on Share Ownership

There are no restrictions on alienability of the securities. Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer the Ordinary Shares in the same manner and under the same terms as U.K. residents or nationals.

Transfer of Shares

Our board may only refuse to register a transfer:

•	if the shares in question are not fully paid;

•	if it is not duly stamped, if such a stamp is required;

•	if it is not presented for registration together with the share certificate and such evidence of title as our board reasonably requires;

•	if it is with respect to more than one class of shares;

•	if it is in favor of more than four persons jointly;

•	if it is with respect to shares on which the Company has a lien; or

•	in certain circumstances, if the holder has failed to provide the required information to the Company in response to a Statutory Notice, as described under “—Voting in General Meetings” above.

If our board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal, together with its reasons for refusal.

Change in Control

Fair Price Provisions

Our articles of association include “fair price provisions” that require the approval of at least 80% of the voting shares before the Company may enter into certain “business combinations” with an “interested shareholder” unless:

•	the business combination is approved by a majority of the disinterested members of our board; or

•

the aggregate amount of cash and the fair market value of the consideration other than cash to be received by the shareholders in the business combination meets certain specified threshold minimum standards, and certain specified events have occurred or failed to occur, as applicable.

For purposes of the fair price provisions, “business combination” is broadly defined to include mergers and consolidations of the Company or its subsidiaries with an interested shareholder or any other person that is or would be an interested shareholder after such transaction; a sale, exchange or mortgage of assets having a fair market value of $1.0 million or more to an interested shareholder or an affiliate of an interested shareholder; any merger or consolidation of any subsidiary of the Company with an aggregate fair market value of $1.0 million or more with an interested shareholder or an affiliate of an interested shareholder; and the issuance or transfer of securities in the Company.

For purposes of the fair price provisions, “interested shareholder” is generally defined as a person who, together with any affiliates of that person, beneficially owns, directly or indirectly, 5% or more of the combined voting power of the then issued and outstanding Ordinary Shares of the Company.

Business Combinations with Interested Shareholders

Our articles of association also provide that, in general, the Company may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

•

our board, prior to the time of the transaction in which the person became an interested shareholder, approves (i) the business combination or (ii) the transaction in which the shareholder becomes an interested shareholder;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced; or

•

our board and the holders of at least two-thirds of the outstanding voting shares of the Company, excluding shares owned by the interested shareholder, approve the business combination on or after the time of the transaction in which the person became an interested shareholder.

For purposes of these provisions, “business combination” is broadly defined to include mergers and consolidations of the Company or its subsidiaries with an interested shareholder or any other person that is or would be an interested shareholder after such transaction; a sale, exchange or mortgage of assets having a fair market value of $1.0 million or more to an interested shareholder or an affiliate of an interested shareholder; any merger or consolidation of any subsidiary of the Company with an aggregate fair market value of $1.0 million or more with an interested shareholder or an affiliate of an interested shareholder; the issuance or transfer of securities in the Company or its subsidiaries having a fair market value of $1.0 million or more to an interested shareholder or an affiliate of an interested shareholder; the adoption of a plan of liquidation or dissolution proposed by any interested shareholder or an affiliate of an interested shareholder; and any reclassification of securities or other transaction which has the effect, directly or indirectly, of increasing the number of shares beneficially owned by an interested shareholder or an affiliate of an interested shareholder.

As defined in our articles of association, an interested shareholder for the purposes of these provisions generally includes any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the issued Ordinary Shares of the Company or (ii) is an affiliate or associate of the Company and owned 15% or more of the issued Ordinary Shares of the Company at any time within the previous three years.

There are no further provisions in our articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company.

United Kingdom Taxation

The Company is incorporated and tax resident in the United Kingdom. The following is intended as a general guide to the U.K. tax implications relating only to certain limited aspects of holding or disposing of the Ordinary Shares. It relates only to the U.K. tax effects of these matters for people who are resident in the United States and are neither resident nor domiciled in the United Kingdom. It is based on current U.K. tax law and what is understood to be Her Majesty’s Revenue and Customs’ (“HMRC”) current published practice as of the date of this prospectus, both of which are subject to change at any time (in particular, in light of the withdrawal of the United Kingdom from the European Union (“Brexit”), possibly with retrospective effect). The following description does not constitute tax advice and is intended only as a general guide.

The following description may not apply to certain shareholders, such as, but not limited to, persons who are connected with the Company, dealers in securities, broker dealers, insurance companies, charities, collective investment schemes, pension schemes, shareholders who are exempt from U.K. taxation, shareholders who hold their shares as investments or shareholders who acquire or acquired, or are deemed to have acquired, their ordinary shares by virtue of an office or employment. Such shareholders may be subject to special rules. Shareholders who are in any doubt as to their tax position or who are subject to tax in a jurisdiction other than the United Kingdom should consult an appropriate professional adviser. In particular, non-U.K. resident or domiciled persons are advised to consider in detail the potential impact of any applicable double tax agreements.

Dividends

There is no U.K. withholding tax on dividends paid by the Company. Individual shareholders who are not resident or domiciled in the United Kingdom and who hold their Ordinary Shares as an investment and not in connection with any trade carried on by them would not generally be subject to U.K. tax on dividends received from the Company. Corporate shareholders that are not resident in and have no permanent establishment in the United Kingdom and that hold their Ordinary Shares as an investment and not in connection with any trade carried on by them would not generally be subject to U.K. tax on dividends received from the Company.

Chargeable Gains

An individual shareholder who is not resident or domiciled in the United Kingdom should not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her Ordinary Shares unless such shareholder carries on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the Ordinary Shares are attributable. An individual shareholder who is temporarily non-resident for U.K. tax purposes will, in certain circumstances, become liable to U.K. tax on capital gains in respect of gains realized while he or she was not resident in the United Kingdom. A corporate shareholder that is not resident in the United Kingdom and has no permanent establishment in the United Kingdom (including one to which the ordinary shares are attributable) should not be liable for U.K. corporation tax on chargeable gains realized on the disposal of any Ordinary Shares.

Stamp Duty and Stamp Duty Reserve Tax

The following statements are intended as a general guide to the current U.K. stamp duty and stamp duty reserve tax (“SDRT”) position, and apply regardless of whether or not a shareholder is resident or domiciled in the United Kingdom. It should be noted that certain categories of persons, including market makers, brokers, dealers and other specified market intermediaries, are entitled to exemption from stamp duty and SDRT in respect of purchases of securities in specified circumstances.

As a general rule, no stamp duty or SDRT is payable on an issuance of shares in a U.K. company, but transfers of shares in a U.K. company will attract a stamp duty or SDRT charge equal to 0.5% of the consideration for the shares, rounded up to the nearest £5 in the case of stamp duty.

Depositary Arrangements and Clearance Services

Special rules apply where ordinary shares are issued or transferred to either a person (or a nominee or agent for such person) whose business is or includes issuing depositary receipts within Section 67 or Section 93 of the Finance Act 1986 or a person (or a nominee or agent for such person) providing a clearance service within Section 70 or Section 96 of the Finance Act 1986, under which stamp duty or SDRT may be charged at a higher rate of 1.5%. However, where a clearance service has made and maintained an election under Section 97A of the Finance Act 1986, the 1.5% charge will not apply as transfers of ordinary shares into and within that clearance service would then be subject to stamp duty or SDRT at the normal 0.5% rate. We understand that HMRC regards the Depository Trust Company (“DTC”) as a clearance service for these purposes and that no applicable election under Section 97A(1) has been made.

However, on the basis of recent case law, HMRC has confirmed that it will no longer seek to impose stamp duty or SDRT at the rate of 1.5% on issues of U.K. shares to depositary receipt issuers and clearance systems, or on transfers of such shares to such issuers and systems where those transfers are integral to the raising of capital by a company. However, HMRC’s view is that the applicable case law does not have any impact upon the transfer (on sale or otherwise than on sale) of shares or securities to depositary receipt systems or clearance services that are not an integral part of an issue of share capital and so the 1.5% SDRT or stamp duty charge will continue to apply to such transfers. Therefore, if Ordinary Shares are withdrawn from the facilities of DTC, a charge to stamp duty or SDRT at 1.5% may arise on a subsequent redeposit of ordinary shares into the facilities of DTC.

It should also be noted that the 1.5% charge for all issues of shares into depositary receipt systems and clearance services remains as a provision of U.K. statute and that the removal of the 1.5% charge is based upon the provisions of E.U. law. There is therefore a risk that this could be affected by Brexit. The 2017 Autumn Budget included a statement that the government will not reintroduce the 1.5% charge on the issue of shares (and transfers integral to capital raising) into clearance services following Brexit, but the charge will remain as a provision of U.K. statute. To the extent that U.K. law is changed, including as a result of Brexit, restrictive measures may be taken in relation to trading in the Company’s shares. Specific professional advice should be sought before incurring a 1.5% stamp duty or SDRT charge in any circumstance.

Transfers of Ordinary Shares within a clearance system or depositary receipt system should not attract a charge to stamp duty or SDRT in the United Kingdom provided that there is no written instrument of transfer and no election is, or has been, made by the clearance system under Section 97A of the Finance Act 1986.

Transfers of Ordinary Shares within a clearance system where an election has been made by the clearance system under Section 97A of the Finance Act 1986 will generally be subject to SDRT (rather than stamp duty) at a rate of 0.5% of the amount or value of the consideration.

The transfer on sale of Ordinary Shares (outside the facilities of a clearance service such as DTC) by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

An agreement to transfer Ordinary Shares (outside the facilities of a clearance service such as DTC) will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration, but where an instrument of transfer is executed and duly stamped before the expiration of a six-year period beginning on the date of that agreement, (i) any SDRT that has not been paid ceases to be payable and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

A share buyback by the Company of Ordinary Shares will give rise to stamp duty at the rate of 0.5% of the consideration payable by the Company, and such stamp duty will be paid by the Company.

Description of Preference Shares and New Ordinary Shares

Our articles of association do not expressly contemplate the issuance of preference shares or a new class of ordinary shares. However, subject to sufficient authorization being in place for the allotment and issuance of shares, preference shares or a new class of ordinary shares could be issued in the future with such rights or restrictions either as are determined by resolution of the shareholders or as determined by our board. Pre-emption rights may apply to such issuance. Such pre-emption rights would provide that when we wish to issue our “ordinary shares” (i.e., shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount of distribution) for cash, such shares must first be offered to the existing shareholders in proportion to their respective nominal (i.e., par) values of their holdings. If any preference shares or new class of ordinary shares issued by us carried a right to a fixed income, pre-emption would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in our articles of association, to exclude pre-emptive rights for a period of up to five years.

To grant our board with the authority to issue and allot preference shares or a new class of ordinary shares, an “ordinary resolution” must be passed by our shareholders. Such ordinary resolution must be approved by holders in respect of a simple majority of the voting rights over ordinary shares that are validly voted on the resolution at a general meeting of the Company. To remove any applicable pre-emption rights and amend our articles of association, a “special resolution” must be passed by our shareholders. Such special resolution must be approved by the holders in respect of at least 75% of the voting rights over ordinary shares that are validly voted on the resolution at a general meeting of the Company.

We will include the specific terms of each series of the preference shares and new ordinary shares being offered in a supplement to this prospectus.

Description of Depositary Shares

Ordinary Shares, preference shares and new ordinary shares may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of Ordinary Shares, preference shares or new ordinary shares. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of shares, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income or U.K. tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

Description of Warrants

Our articles of association do not expressly contemplate the issuance of warrants. However, subject to sufficient authorization being in place with respect to the allotment and issuance of Ordinary Shares, preference share and new ordinary shares to which the warrants relate, we may issue warrants over Ordinary Shares, preference shares, new ordinary shares and debt securities. Each warrant will entitle the holder to subscribe in cash for a number of Ordinary Shares, preference shares or new ordinary shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material U.S. federal income or U.K. tax considerations.

Description of Share Purchase Contracts

We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Ordinary Shares, preference shares, new ordinary shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts and to sufficient authorization and reserves being in place, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Ordinary Shares, preference shares, new ordinary shares or depositary shares. The price per share of our Ordinary Shares, preference shares, new ordinary shares or depositary shares and number of shares of our Ordinary Shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Guarantees

We may issue guarantees of debt securities and other securities. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Units

We may issue units of securities consisting of one or more share purchase contracts, warrants, debt securities, guarantees, Ordinary Shares, preference shares, new ordinary shares, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities offered in this prospectus in and outside the United States (a) through agents; (b) to or through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any restrictions or other provisions relating to the transfer or exchange of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

By Agents

Offered securities may be sold through agents designated by us. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to those securities. The terms of any such sales will be described in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as an underwriter. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Delayed Delivery Contracts

If the prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.

These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

Other than the Ordinary Shares, which are listed on The New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

Legal Matters

Travers Smith LLP will be requested to advise us with respect to the validity under English law, if applicable, of any securities that may be offered pursuant to this prospectus. Baker Botts L.L.P. may be requested to advise us with respect to the validity under New York law, if applicable, of any securities that may be offered pursuant to this prospectus. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of the securities registered under this registration statement.

SEC registration fee		$97,350
Accounting fees and expenses		*
Trustee fees and expenses (including counsel fees)		*
Legal fees and expenses		*
Printing and engraving fees		*
Rating agency fees		*
Miscellaneous		*

Total	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

Noble’s articles of association provide the following (all statutory references in this Item 15 are to Chapter 4 and Chapter 7 of Part 10 of the Companies Act, with the relevant Companies Act sections outlined below):

Article 208.1 of Noble’s articles of association provides that subject to the Companies Act, Noble may indemnify any director or other officer of Noble or of any associated company against all losses and liabilities which he may sustain or incur in the execution of the duties of his office or otherwise in relation thereto; provided that the provisions under Article 208.1 are not void under Sections 232 or 234 of the Companies Act.

Article 208.2 of Noble’s articles of association provides that Noble may also indemnify any director or other officer of either Noble or any associated company where Noble or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that the provisions under Article 208.2 are not void under Sections 232 or 235 of the Companies Act.

Article 208.3 of Noble’s articles of association provides that subject to Sections 205(2) to (4) of the Companies Act, Noble may provide a director or officer with funds to meet an expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, and Noble shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under Sections 197 to 203 of the Companies Act to enable a director or officer to avoid incurring such expenditure.

Article 208.4 of Noble’s articles of association provides that subject to Section 206 of the Companies Act, Noble may also provide a director or officer with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to Noble or any associated company and Noble shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under Section 197 of the Companies Act to enable a director or officer to avoid incurring such expenditure.

The Companies Act provides as follows:

Sections 197-202 prohibit a company from making a loan or quasi-loan to a director of the company or its holding company or giving a guarantee or providing security in connection with a loan or a quasi-loan to such a director or to enter into a credit transaction as creditor for the benefit of a director of the company or of its holding company or give a guarantee or provide security in connection with a credit transaction for the benefit of such a director unless the transaction has been approved by a resolution of the members of the company and if applicable, the holding company. A company must also obtain approval if the loan, quasi-loan or credit transaction involves a person connected with a director of the company or its holding company.

Section 203 requires a company to obtain approval by a resolution of the members of the company and if applicable, its holding company, before it takes part in an arrangement under which another person enters into a transaction that, if it had been entered into by the company, would have required approval under Section 197, 198, 200 or 201, and that person, in pursuance of the arrangement, obtains a benefit from the company or a body corporate associated with it or it arranges for the assignment to it, or the assumption by it, of any rights, obligations or liabilities under a transaction, that if it had been entered into by the company, would have required such approval.

Section 205 permits a company to make a loan, or quasi-loan to a director or enter into a credit transaction with a director of the company or of its holding company, without obtaining member approval under Sections 197-202, to meet expenditure incurred or to be incurred by the director in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or in connection with an application for relief or to enable such director to avoid incurring such expenditure, provided that the loan is to be repaid, or the liability of the company discharged, in the event of an unsuccessful defense of criminal or civil proceedings or refusal of relief. Such repayment or discharge must be made no later than the date when the conviction, judgment or refusal of relief becomes final. Pursuant to Section 205(3), a conviction, judgment or refusal for relief becomes final: a) if not appealed against, at the end of the period for bringing an appeal or b) if appealed against, when the appeal (or further appeal) is disposed of.

Section 205(4) states that an appeal is disposed of if it is determined and the period for bringing any further appeal has ended, or if it is abandoned or otherwise ceases to have effect.

Section 205(5) provides that the reference to an application for relief in Section 205 is to an application for relief under Section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 permits a company to make a loan, or quasi-loan to a director or enter into a credit transaction with a director of the company or of its holding company, without obtaining member approval under Sections 197-202, to meet expenditure incurred or to be incurred by the director in defending himself in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or to enable any such director to avoid incurring such expenditure.

Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 232(2) also voids any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of a company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, except as permitted by:

(i)	Section 233 (provision of insurance),

(ii)	Section 234 (qualifying third party indemnity provision), and

(iii)	Section 235 (qualifying pension scheme indemnity provision).

Section 233 permits a company to purchase and maintain insurance for a director of the company, or of an associated company, against any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 permits a company to provide indemnity against liability incurred by the director to a person other than the company or an associated company; provided that indemnification is not against any liability of the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or any liability incurred by the director in defending criminal proceedings in which he is convicted, in defending civil proceedings brought by the company or an associated company in which judgment is given against him or in connection with an application for relief in which the court refuses to grant him relief.

Section 235 permits a company to indemnify a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme; provided that indemnification is not provided against liability to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or any liability incurred by the director in defending criminal proceedings in which he is convicted.

Noble has entered into and, in the future, will enter into indemnity agreements with each of its directors and executive officers to supplement the indemnification protection available under Noble’s articles of association referred to above. These indemnity agreements generally provide that Noble will indemnify the parties thereto to the fullest extent permitted by law.

Noble will also maintain insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

ITEM 16.	Exhibits. †

Exhibit Number	Description

4.1	Composite Copy of Articles of Association of Noble Corporation plc (filed as Exhibit 3.1 to Noble’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (File No. 001-36211) and incorporated herein by reference).

4.2*	Form of Senior Debt Indenture.

4.3*	Form of Senior Subordinated Debt Indenture.

4.4*	Form of Subordinated Debt Indenture.

5.1	Legal Opinion of Travers Smith LLP.

5.2	Legal Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit Number	Description

23.2	Consent of Travers Smith LLP (included in Exhibit 5.1).

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).

24.1**	Power of Attorney.

†

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments, or revised articles of association in the case of any shares, setting forth the terms of any debt securities, Ordinary Shares, preference shares, new ordinary shares, depositary shares, warrants, share purchase contracts, guarantees or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby and (v) any required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1.

*	To be filed by amendment.
**	Previously filed.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on the 20th day of February, 2020.

NOBLE CORPORATION plc

By:	/s/ Stephen M. Butz
	Name:	Stephen M. Butz
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of February, 2020.

Signature	Title
/s/ Julie J. Robertson Julie J. Robertson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen M. Butz Stephen M. Butz	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Authorized Representative in the United States)

/s/ Laura D. Campbell Laura D. Campbell	Vice President and Controller (Principal Accounting Officer)

* Julie H. Edwards	Director

* Gordon T. Hall	Director

* Roger W. Jenkins	Director

* Scott D. Josey	Director

* Jon A. Marshall	Director

* Mary P. Ricciardello	Director

* By:	/s/ William E. Turcotte
William E. Turcotte, Attorney-in-Fact